                                                                   EXHIBIT 10.32







                         TANDY BRANDS ACCESSORIES, INC.
                            EMPLOYEES INVESTMENT PLAN
                             AS AMENDED AND RESTATED
                             EFFECTIVE APRIL 1, 1999



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                         TANDY BRANDS ACCESSORIES, INC.
                            EMPLOYEES INVESTMENT PLAN

                               TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
ARTICLE I - NAME AND EFFECTIVE DATE .........................................................  1
         1.01 Name of Plan ..................................................................  1
         1.02 Trust .........................................................................  1
         1.03 Trustee .......................................................................  1
         1.04 Trust Fund ....................................................................  1
         1.05 Effective Date ................................................................  2
         1.06 Plan Year .....................................................................  2
         1.07 Inactive 401(k) Feature .......................................................  2

ARTICLE II - ADMINISTRATION .................................................................  2
         2.01 Appointment of Administrative Committee .......................................  2
         2.02 Term of Office of Committee Members ...........................................  2
         2.03 Powers and Duties .............................................................  2
         2.04 Organization and Operation of the Committee ...................................  3
         2.05 Records and Reports ...........................................................  4
         2.06 Indemnification ...............................................................  4

ARTICLE III - ELIGIBILITY ...................................................................  4
         3.01 Conditions of Eligibility .....................................................  4
         3.02 Application for Participation .................................................  4
         3.03 Definition of Employee ........................................................  5
         3.04 Definition of Year of Service .................................................  5
         3.05 Break in Service - Participation ..............................................  8

ARTICLE IV - CONTRIBUTIONS ..................................................................  8
         4.01 Participants' Contributions ...................................................  8
         4.02 Collection and Payment of Participant's Contributions .........................  9
         4.03 Company Contributions .........................................................  9
         4.04 Insufficient Profits ..........................................................  9
         4.05 Limitation on Annual Addition .................................................  9
         4.06 Annual Addition ............................................................... 10
         4.07 Aggregation of Plans .......................................................... 10
         4.08 Elimination of Excess Annual Additions ........................................ 11
         4.09 Conclusiveness of Determination of Company Contributions....................... 13
         4.10 Suspension of Contributions ................................................... 13



                                       i

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

         4.11 Non-forfeitability, Reversion and Diversion of Company Contributions........... 13
         4.12 Defined Contribution Plan ..................................................... 14
         4.13 Actual Contribution Percentage Test ........................................... 14

ARTICLE V - ALLOCATION AND VALUATION ........................................................ 17
         5.01 Establishment of Participants' Accounts ....................................... 17
         5.02 Allocation and Crediting of Participant Contributions ......................... 17
         5.03 Allocation and Crediting of Company Contributions ............................. 17
         5.04 Allocation and Crediting of Investment Experience ............................. 18
         5.05 Valuation of the Trust Fund ................................................... 19
         5.06 Notice to Participants of Account Balances .................................... 19
         5.07 Good Faith Valuation Binding .................................................. 19
         5.08 Errors and Omissions in Accounts .............................................. 19

ARTICLE VI - VESTING AND DISTRIBUTION OF BENEFITS ........................................... 19
         6.01 General Provisions ............................................................ 19
         6.02 Retirement .................................................................... 19
         6.03 Valuation of Participant's Account ............................................ 20
         6.04 Special Distributions of Participant's Account During Employment .............. 20
         6.05 Manner and Media of Payment of Benefits ....................................... 21
         6.06 Other Termination of Employment ............................................... 22
         6.07 Distributions Under Domestic Relations Orders ................................. 22
         6.08 Date of Payment ............................................................... 24
         6.09 Commencement of Distributions ................................................. 24
         6.10 Required Distributions ........................................................ 26
         6.11 Beneficiary Designation ....................................................... 27
         6.12 No Beneficiary Designation .................................................... 27
         6.13 Exercise of Voting Rights and Tender Rights ................................... 27
         6.14 Direct Rollover of Eligible Rollover Distributions ............................ 29

ARTICLE VII - TRUST AND TRUSTEE ............................................................. 29
         7.01 Establishment and Acceptance of Trust ......................................... 29
         7.02 Investment of the Trust Fund .................................................. 30

ARTICLE VIII - TOP HEAVY RULES .............................................................. 30
         8.01 Minimum Employer Contribution ................................................. 30
         8.02 Additional Contribution ....................................................... 30
         8.03 Determination of Top Heavy Status ............................................. 31
         8.04 Definitions ................................................................... 31

ARTICLE IX - AMENDMENT AND TERMINATION ...................................................... 32
         9.01 Amendment ..................................................................... 32
         9.02 Termination ................................................................... 32

                                       ii

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

ARTICLE X - MISCELLANEOUS.................................................................... 33
         10.01 Notices and Forms ............................................................ 33
         10.02 Plan Not an Employment Contract .............................................. 33
         10.03 Prohibition Against Alienation ............................................... 33
         10.04 Unclaimed Account Procedure .................................................. 33
         10.05 Conflicting Claims ........................................................... 34
         10.06 Multiple Copies .............................................................. 34
         10.07 Gender and Number ............................................................ 34
         10.08 Construction of Plan ......................................................... 35
         10.09 Special Rules Relating to Veterans Re-Employment Rights under USERRA ......... 35

ARTICLE XI - ADOPTION OF THE PLAN BY AFFILIATED AND ASSOCIATED
COMPANIES AND RELATION TO OTHER PLANS ....................................................... 35
         11.01 Method of Adoption ........................................................... 35
         11.02 Receipt of Participants' Accounts from Other Plans ........................... 36
         11.03 Receipt of Funds from Acquired Company's Plans ............................... 36
         11.04 Merger or Consolidation....................................................... 36

ARTICLE XII - CLAIMS PROCEDURE .............................................................. 37
         12.01 Claims Procedure ............................................................. 37


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                         TANDY BRANDS ACCESSORIES, INC.
                            EMPLOYEES INVESTMENT PLAN

                                    PREAMBLE

         WHEREAS, TANDY BRANDS ACCESSORIES, INC., a corporation formed under the laws of the State of Delaware (the "Company") previously adopted a stock bonus plan, effective as of January 1, 1991, which was spun off from the Tandy Brands Employees Investment Plan maintained by The Bombay Company, Inc. (formerly Tandy Brands, Inc.) when the Company became an independent, publicly traded corporation (the "Prior Plan"); and

         WHEREAS, the Company now desires to amend and restate the Prior Plan to add an inactive cash or deferred feature (which may be activated by resolution of the Board of Directors of the Company at a later date), to incorporate amendments which have previously been made, and to modify provisions of the plan to the extent necessary to comply with recent legislation, including the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997;

         NOW, THEREFORE, in consideration of the premises and to carry out the purposes and intent as set forth above, said Prior Plan is hereby restated, retitled, and amended in its entirety, superseded and replaced by this separate, restated Tandy Brands Accessories, Inc. Employees Investment Plan, effective April 1, 1999, except as otherwise specifically noted herein. There will be no gap or lapse in time or effect between such Plans and the existence of a qualified Plan shall be continuous and uninterrupted.

         The terms and conditions of this restated Tandy Brands Accessories, Inc. Profit Sharing and 401(k) Plan are as follows:

                                   ARTICLE I

                            NAME AND EFFECTIVE DATE

         1.01 Name of Plan: The Plan herein created shall be known as the "Tandy Accessories, Inc. Employees Investment Plan."

         1.02 Trust: The trust established to hold and invest contributions made under the Plan for the exclusive benefit of the Participants included in the Plan from which the benefits will be distributed.

         1.03 Trustee: The qualified and acting trustee or trustees under the Trust, who shall be the fiduciary or fiduciaries designated to invest and manage the Plan assets and to operate and administer the Trust Fund.

         1.04 Trust Fund: All assets of whatsoever kind or nature held from time to time by the Trustee in the Trust, without distinction as to income and principal and without regard to source.

         1.05 Effective Date: This Plan shall be effective as of April 1, 1999, unless otherwise set forth hereinafter.

         1.06 Plan Year: The Plan Year shall be the twelve (12) month period ending each June 30.

         1.07 Inactive 401(k) Feature: The Plan is amended to add an inactive salary reduction contribution feature under section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) feature may be activated by resolution of the Board of Directors of the Company. At such time, the Plan will be amended to include the specific provisions implementing the 401(k) feature, including provisions controlling salary deferral contributions, discretionary matching contributions made by the Company on account of such salary deferral contributions, nondiscrimination testing provisions, and such other language or provisions as are required under section 401(k) or section 401(m) of the Code or integral thereto.

                                   ARTICLE II

                                 ADMINISTRATION

         2.01 Appointment of Administrative Committee: The Company shall appoint a committee to be known as the "Administrative Committee", hereinafter referred to as the "Committee," to administer the Plan. This Committee shall consist of three members who shall not necessarily be employees of the Company. The Company shall advise the Trustee of the names of the members of the Committee, and the Trustee shall be entitled to rely thereon until similarly advised of a change in the membership of the Committee.

         2.02 Term of Office of Committee Members: Each member of the Committee shall hold office until his death, disability, resignation or removal from office. Any member of the Committee may be removed by the Company at its pleasure. Any Committee member may resign by delivering his written resignation to the Company and to the Committee. Vacancies in the Committee arising from any cause whatsoever shall be filled by the Company.

         2.03 Powers and Duties: The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan. Without limiting the generality of the foregoing, the Committee shall have the following powers:

              (a) To make and publish such rules and regulations as it may deem necessary and to carry out the provisions of the Plan;

              (b) To determine all questions arising in the administration, interpretation and application of the Plan, including questions of eligibility of Employees and of the status and rights of Participants, beneficiaries and any other person hereunder;

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




              (c) To direct the investment and reinvestment of the Trust Fund and the income therefrom, as more particularly specified hereinafter;

              (d) To authorize all disbursements by the Trustee from the Trust Fund;

              (e) To decide any dispute arising hereunder;

              (f) To construe the provisions of the Plan and to correct any defects therein;

              (g) To provide procedures for determination of claims for benefits; and

              (h) To take any and all further actions from time to time as the Committee, in its sole and absolute discretion, shall deem necessary for the proper administration of the Plan.

         The Committee shall have full and absolute discretion in the exercise of each and every aspect of its authority under this Plan, including, without limitation, all of the rights, powers and authorities specified in this Section
2.03. The determination of the Committee as to any question arising hereunder shall be conclusive and binding on all persons.

         2.04 Organization and Operation of the Committee: The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting; however, a Committee member shall not vote on any question relating specifically to himself, but any necessary action regarding such Committee member shall be decided by the remaining members of the Committee. In the event the remaining members of the Committee are unable to agree upon the disposition of any such questions, the Company shall appoint another person eligible for membership on the Committee to serve as a temporary member for the purpose of reaching a decision on the matter in issue. Such matters shall then be determined by a majority of the Committee, including said temporary member.

         The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the names of its members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

         The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in, any action taken by it in good faith in relying upon any opinions or reports which shall be furnished to it by any such accountant, counsel, or other specialist.

         The Committee and the Trustee may by agreement in writing arrange for the Committee to perform any of the Trustee's ministerial functions, including but not limited to the maintenance of records of account of each Participant and determination of value of each Participant's Account.

         The Company may furnish the Committee with such clerical assistance on a full or part time basis as shall from time to time be reasonable or desirable to assist in the administration of the Plan, and shall pay all costs and expenses, including Trustee's fees and expenses, incurred in the administration of the Plan, save and except those costs and expenses, including attorneys' fees, which are charged to the accounts of Participants by a court of competent jurisdiction in any litigation in which the Plan or any of its fiduciaries are a party.

         2.05 Records and Reports: The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. The Committee shall notify the Trustee and the Company of any action taken by the Committee, and, when required, shall notify any other interested person or persons. The Committee will specifically maintain separate records as to the total Participants, contributions, the Company's contributions, and the total value of each Participant's account. Within a reasonable period of time after the end of each calendar quarter, the Committee shall notify each Participant of his total account value which will include the Participant's contribution and the Company's contribution.

         2.06 Indemnification: The Company shall to the extent permitted by law, indemnify each member of the Committee against any and all claims, losses, damages, expenses, liabilities, including any amounts paid in settlement with approval, arising from any action or failure to act that constitutes or is alleged to constitute a breach of such person's responsibilities in connection with the Plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any other law, unless the same is judicially determined to be due to the gross negligence, willful misconduct or willful failure to act of such member. The Committee may, at its discretion, require the written approval or disapproval of the Company prior to taking any action in any particular matter made the subject of its responsibility hereunder.

                                  ARTICLE III

                                  ELIGIBILITY

         3.01 Conditions of Eligibility: Any Employee on the Effective Date who was a Participant in the Prior Plan shall continue to be a Participant in the Plan. Any Employee who completes two (2) Years of Service with the Company, subsequent to the Effective Date of this Plan, shall be eligible to participate in the Plan as of the first payroll period following the completion of service as above specified.

         3.02 Application for Participation: In order to become a Participant hereunder, each eligible Employee shall execute a written application, on a form to be furnished by the Committee, wherein he shall evidence:

              (a) his intent to participate in the Plan;

              (b) his consent to make Participant Contributions to the Trust Fund in accordance with Article IV, Section 4.01(a) of this Plan; and

              (c) his consent that such contributions be withheld by the Company from his gross salary and wages at each pay period.

         Once an employee has completed the necessary service for participation in the Plan, he may file an application for participation at any time thereafter. His participation in the Plan shall not become effective, however, until the start of the next pay period after the application with his signature is received by the Company.

         3.03 Definition of Employee: "Employee" shall mean any individual employed by the Company, including any U.S. citizen employed by any foreign affiliated or associated company. As used above "Employee" shall also include, without limitation, any salesman who is an Employee of the Company and recognized as such for Social Security purposes. The term Employee shall not include:

              (a) An individual who is a nonresident alien who receives no earned income from the Company which constitutes income from sources within the United States;

              (b) An individual who is a member of a collective bargaining unit, unless the terms of the collective bargaining agreement between the Company and the bargaining unit require that the individual be eligible to participate in the Plan;

              (c) An individual classified as an independent contractor or leased employee under the Company's customary worker classification procedures (whether or not such individual is actually an employee); or

              (d) An individual employed by an employer that is affiliated or associated with the Company, unless such employer has adopted the Plan as a Participating Company pursuant to Section 11.01.

         3.04 Definition of Year of Service: A Year of Service means an Eligibility Computation Period during which the Employee has not less than one thousand (1,000) Hours of Service.

              (a) Employment Commencement Date: An Employee's Employment Commencement Date is the first day for which the Employee is entitled to be credited with an Hour of Service described in subsection (c) below.

              (b) Eligibility Computation Period: An Eligibility Computation Period means a twelve (12) consecutive month period commencing on an Employee's Employment

Commencement Date, or any anniversary thereof, whether before or after the Effective Date. In the case of an Employee who incurs one or more Breaks in Service, the Eligibility Computation Period after the last such Break in Service shall commence on the first day for which he is credited with an Hour of Service after the last such Break in Service, and any anniversary thereof.

         (c) Hour of Service: Each hour connected with a person's service, either before or after the Effective Date, for an Employer and described in one or more of the paragraphs (1) through (3) below, subject to the provisions of paragraphs (4) and (5).

              (1) Each hour for which such person is paid, or entitled to be paid, for the performance of duties during the applicable period, shall be an Hour of Service.

              (2) Each hour for which such person is paid, or entitled to be paid, by an Employer on account of a period of time during which such person performs no duties, even if the employment relationship has terminated, due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, shall be an Hour of Service. Notwithstanding the foregoing sentence,

                    (A) Not more than 501 hours shall be credited under this
              paragraph (2) to such person on account of any single continuous period during which he performs no duties;

                    (B) No hours shall be credited under this paragraph (2) on account of hours for which such person is paid or entitled to be paid under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, or disability insurance laws; and

                    (C) No hours shall be credited on account of a payment to
              such person solely as reimbursement for medical or related expenses incurred by such person.

              Only for purposes of this paragraph (2), a payment shall be deemed to be made by or due from the Employer directly, or indirectly through a trust, fund, insurer, or other entity, to which the Employer contributes or pay premiums, and regardless of whether such contributions are for the benefit of particular employees or a group of employees in the aggregate.

              (3) With respect to periods either before or after the Effective Date during which no duties were performed, each hour for which back pay is awarded or agreed to by an Employer shall be an Hour of Service, regardless of any mitigation of damages. However, any such hours with respect to periods described in paragraph (2) shall be subject to all of the limitations set forth in paragraph (2).

              (4) Notwithstanding paragraphs (1) through (3) of this subsection
         (c), no hour shall be credited more than once as an Hour of Service. The number of hours credited for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be determined in accordance with 29 C.F.R. Section 2530.200b-2(b)-(c).

              (5) Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Committee shall credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Committee shall credit Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of eight (8) hours per days during the absence period. The Committee shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent an Employee's Break in Service. The Committee shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins, or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Committee shall credit these Hours of Service to the immediately following computation period. The Committee shall apply this paragraph for absence periods which begin in Plan Years commencing after December 31, 1984.

         (d) Exclusion From Break-in-Service: An Employee's service shall not be deemed to be broken during such period as the Employee shall be:

              (1) on military leave; or

              (2) on other leave of absence authorized by the Company for sickness, disability, or other circumstances, granted in accordance with an established and uniformly applied Company policy; or

              (3) laid off in Order to effect a temporary reduction in personnel, provided such Employee shall be re-employed within three hundred sixty-five (365) days after such layoff.

              (e) For purposes of this Section 3.04, the "Employer" shall mean
         (1) the Company; (2) any other corporation that is a member of a controlled group of corporations, within the meaning of section 414(b) and (c) of the Code; (3) any member of an affiliated service group under section 414(m) of the Code; and (4) any other entity required to be aggregated under section 414(o) of the Code. Service credited under the Prior Plan shall be included as service under the Plan. In addition, service for an organization that has been acquired by Tandy Brands Accessories, Inc., before it is so acquired, shall be treated as service for the Employer. Any service for Tandy Brands, Inc. (now known as The Bombay Company, Inc.) before January 1, 1991 shall be treated as service for the Employer.

         3.05 Break in Service-Participation: An Employee shall incur a "Break in Service" if during any Eligibility Computation Period, as defined in Section 3.04(b), he does not complete more than five hundred (500) Hours of Service. An Employee who incurs a "Break in Service" after completing one or more Years of Service but before becoming eligible to participate in the Plan shall be eligible to participate in the Plan after completing one additional Year of Service after he becomes an Employee. A Participant whose employment terminates and who is subsequently reemployed may reenter the Plan as a Participant by complying with the procedure set forth in Section 3.02 hereof. In such event, his participation in the Plan shall become effective as of the first pay period following the date on which the application with his signature is received by the Company.

                                   ARTICLE IV

                                 CONTRIBUTIONS

         4.01 Participants' Contributions:

              (a) Qualifying contributions. Each Participant shall contribute to the Trust Fund under the Plan "qualifying contributions" in an amount equal to five percent (5%) of his gross salary and wages. All Participant Contributions are non-forfeitable and fully vested, being held in trust for the account of the Participant or his beneficiary.

              (b) Gross Salary and Wages. For purposes of this Plan, the term "gross salary and wages" is defined as all compensation paid in cash, including bonuses, which is includable in gross income as provided for under section 414(s) of the Code and is subject to withholding on IRS Form W-2, plus any payments to the Company's cafeteria plan under section 125 of the Code. The term "gross salary and wages" specifically does not include any contributions made under the Tandy Brands Accessories Stock Purchase Program which are used to purchase stock for a participating Employee and are included in such W-2 form as referred to above. Effective for Plan Years beginning on or after January 1, 1989 and before January 1, 1994, "gross salary and wages" shall not exceed $200,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in section 415(d) of the Code. Effective for Plan Years beginning on or after January 1, 1994, "gross salary and wages" shall not exceed $150,000, as adjusted by the

         Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in section 401(a)(17)(B) of the Code. On or before June 30,1997, in determining the gross salary and wages of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's gross salary and wages as determined under this Subsection (b) prior to the application of this limitation. On or after July 1, 1997, the family aggregation rules required by section 414(q)(6) of the Code shall not apply.

         4.02 Collection and Payment of Participant's Contributions: The Company shall withhold and deduct on each regular pay day from each Participant's gross salary and wages that percentage of same which constitutes such Participant's Contributions to the Trust Fund, as set forth in Section 4.01 hereof. The Company shall pay over to the Trustee all such contributions of Participants within thirty (30) days following the calendar month in which such contributions shall have been deducted and withheld. In the event a Participant withdraws from the Plan, and his contributions for the calendar month preceding the time of his withdrawal have been withheld from his gross salary and wages, but have not been paid over the Trustee, then the Company shall refund to such withdrawing Participant the amount of his contribution so withheld and not paid over to the Trustee.

         4.03 Company Contributions: Within thirty (30) days following each calendar quarter, the Company shall contribute out of its current or accumulated earnings and profits and pay over to the Trustee on behalf of each Participant, in addition to the contributions described in subsection (a) of Section 4.01, an amount calculated in accordance with Section 5.03, provided that in the case of withdrawal from the Plan by a Participant within a calendar quarter, the Company shall not be required to contribute to the Trust Fund under this Section 4.03 on behalf of the withdrawing Participant for the calendar quarter in which such withdrawal occurs.

         4.04 Insufficient Profits: In the event the Company should not have sufficient current earnings or profits or be operating at a loss currently and thus be unable to pay its full contributions to the Plan, then such contributions, if any, that it shall be able to make shall be allocated among all Participants in proportion to the contributions that would be made on their behalf in the absence of the limitation to current earnings or profits. For purposes of this Section 4.04, current or accumulated earnings and profits shall be determined as of the end of each Plan Year, in accordance with generally accepted accounting principles but without regard to any deduction for contributions to this Plan or any other qualified plan under section 401 (a) of the Code.

         4.05 Limitation on Annual Addition: The Plan Year shall be the limitation year of this Plan for purposes of section 415 of the Code. The Annual Addition to a Participant's Account for a Plan Year shall not exceed his Maximum Annual Addition, which after December 31, 1983, shall be the lesser of:

              (a) Twenty-five percent (25%) of such Participant's Compensation during the Plan Year; or

              (b) $30,000.00 or beginning after January 1, 1988, such amount as adjusted from time to time under section 415(c)(1) of the Code and section 1.415-6(d) of the Treasury Regulations, and in effect for the calendar year in which the Plan Year ends.

         4.06 Annual Addition: For purposes of Section 4.05, the Annual Additions are the sum of the following amounts allocated on behalf of a Participant for a limitation year:

              (a) All Company contributions;

              (b) all forfeitures;

              (c) all Participant nondeductible contributions (provided that the Annual Additions for any limitation year beginning before January 1, 1987 shall not be recomputed to treat all Participant nondeductible contributions as Annual Additions); and

              (d) amounts allocated after March 31, 1984, to an individual medical benefit account, as defined in section 415 (1)(2) of the Code which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in section 419A(d)(3) of the Code) under a welfare benefit plan (as defined in section 419(e) of the Code) maintained by the Employer.

         4.07 Aggregation of Plans: For purposes of determining a Participant's Annual Addition under Section 4.06 and his Maximum Annual Addition under Section 4.05, the following special rules shall apply:

              (a) "Company Contributions" shall include all Employer contributions allocated to the Account of the Participant for the limitation year in this and any other defined contribution plan maintained by an Employer.

              (b) "Participant Contributions" shall include all contributions made by the Participant for the limitation year to this Plan and any other defined contribution plan maintained by an Employer.

              (c) "Compensation" shall mean the total of a Participant's earned income, wages, salaries, and fees for personal services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses and in the case of a Participant who is an Employee within the meaning of section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income as described in section 401(c)(2) of the Code and the regulations thereunder), and excluding the following: (1) Employer contributions to a Plan of deferred compensation which, before application of limitations under section 415 of the Code, are not included in the Employee's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are not included in the gross income of the Employee or any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed, except any amount received by the Employee pursuant to an unfunded, non-qualified plan to the extent such amounts are includable in gross income of the Employee;
         (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by the Employee becomes either freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
         (4) other amounts which receive special tax benefits, such as premiums for group term life insurance, but only to the extent the premiums are included in the gross income of the Employee, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excluded from gross income of the Employee). For Plan Years beginning after June 30, 1989 a Participant's Compensation shall be limited to $200,000.00 (unless adjusted in the manner permitted under section 415(d) of the Code). For limitation years beginning on or after July 1, 1998, Compensation shall include any elective deferrals (as defined in section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of section 125 or section 457 of the Code.

              (d) "Employer" shall mean (1) the Company; (2) any other corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) of the Code, determined without regard to section 1563(a)(4) or (e)(3)(C) of the Code and with the phrase "more than 50 percent" substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1), that includes the Company; and (3) any other entity that is under common control, within the meaning of sections 414(c), (m) or (o) of the Code with the Company.

         4.08 Elimination of Excess Annual Additions:

              (a) In the event that the Annual Addition, as defined in Section 4.06, to a Participant's Account for a Plan Year would (but for this Section 4.08) exceed his maximum Annual Addition for such Plan Year, as defined in Section 4.05, then the amount of contributions to this Plan on behalf of the Participant for the Plan Year credited to the Participant's Account shall be reduced to the extent necessary to prevent an excess Annual

         Addition. Such reduction shall be taken first from the Company Contributions, and then from the Participant Contributions.

              (b) If as a result of the allocation of forfeitures or a reasonable error in estimating Compensation, contributions that have been made to the Plan on behalf of a Participant are required by Subsection (a) of this Section 4.08 to be reduced, then such contributions and any earnings and gains attributable to them, shall be treated as contributions on behalf of the Participant for the next Plan Year, and to the extent necessary, for succeeding Plan Years.

              (c) Notwithstanding anything in Subsection (b) of this Section 4.08, if the Participant is not an Employee at the end of any Plan Year, then any excess contributions on his behalf that have not yet been treated under Subsection (b) as contributions for any Plan Year shall be held unallocated in a suspense account and allocated, and reallocated as often as necessary to prevent any excess Annual Additions, for the next Plan Year, to the Accounts of the Participants in proportion to their Compensation for such Plan Year. Amounts so allocated shall be treated as Company contributions, and shall be used to reduce Company contributions otherwise required for the Plan Year for which they are allocated, and succeeding Plan Years if necessary.

              (d) If, after all allocations and reallocations required by Subsection (c) of this Section 4.08 have been made, there remain Company contributions in the suspense account under Subsection (c) that cannot be allocated, then such contributions shall be allocated to a suspense account under this Subsection (d). For the Plan Year following such allocation to a suspense account such contributions shall be released from such account and allocated on a first-in, first-out basis, in accordance with Subsection (c) of this Section 4.08. No other Company contribution that would result in an Annual Addition shall be credited to an Account unless all Company contributions for prior Plan Years have been released from the suspense account maintained under this Subsection (d) and allocated in accordance with this Subsection
         (d).

              (e) Any suspense account held under Subsection (c) or (d) of this
         Section 4.08 shall be valued in accordance with Section 5.04, as if such suspense account were an Account of a Participant.

              (f) Company contributions being held under Subsection (b) of this
         Section 4.08 for later allocation to a Participant's Account shall be treated as if such contributions were a part of an Account of the Participant, but no such contributions or amounts held in suspense accounts under Subsection (c) or (d) of this Section 4.08 shall, prior to such later allocation, be distributed to Participants, former Participants, or beneficiaries. Furthermore, except as otherwise provided in this Subsection (f), such contribution amounts shall not be deemed to be part of any Participant's Account.

         4.09 Conclusiveness of Determination of Company Contributions: Neither the Trustee nor the Committee shall be under any duty to inquire into the correctness of the amounts contributed and paid over to the Trustee by the Company in accordance with this Article IV, nor shall the Trustee or the Committee or any other person be under any duty to enforce the payment of the contributions to be made; and the determination by the Company of its contributions hereunder shall be final and conclusive upon all persons.

         4.10 Suspension of Contributions: A Participant while in the employ of the Company may suspend his contributions for a period of six (6) months by filing with the Committee a written request at least two (2) weeks prior to the date on which his suspension of contributions is to become effective. A Participant on sick leave or leave of absence authorized by the Company, who, though on such leave nevertheless receives a salary from the Company, may likewise suspend his contributions for the term of such leave by filing a written request with the Committee two (2) weeks prior to the date on which his suspension is to become effective. Contributions by and on behalf of a Participant shall be automatically suspended for any month during which he fails to receive any salary from the Company. Contributions by and on behalf of a Participant shall be automatically suspended as of the time any such Participant may be laid off by the Company to effect a temporary reduction in personnel, provided that if such Participant shall not have been re-employed within three hundred sixty-five (365) days from the time he is laid off, then his employment shall be deemed to have terminated and the amount of his vested Account shall be paid over to him in accordance with Section 6.05. During such time as a Participant's Contributions shall be suspended, the Company's Contributions relating to such Participant's Contributions shall likewise be suspended. No Participant shall be permitted to make up any suspended contributions, and no additional suspension shall be permitted until after the expiration of at least twelve (12) months following the end of the prior suspension period.

         4.11 Non-forfeitability, Reversion and Diversion of Company
Contributions: A Participant's Account value is, at all times, one hundred percent (100%) non-forfeitable. Company contributions and the Plan and Trust shall be for the exclusive benefit of Participants and beneficiaries; and except as provided in this Section 4.11, the Company shall have no right, title or interest in or to the contributions made under the Plan, no part of the Trust Fund shall revert to the Company, and no part of the Trust Fund, except any part required to pay taxes and expenses, shall be diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries. However, all Company contributions are made subject to the deductibility of contributions to the Plan and to the qualification of the Plan under the Code. Amounts contributed by the Company under the following circumstances will be returned to the Company within one year of the indicated date:

              (a) Mistake of fact - date of payment;

              (b) Before denial of qualification - date of denial of qualification;

              (c) Before disallowance of deduction - date of disallowance of deduction.

         In the case of amounts returnable under (a) or (c) above, earnings attributable to the excess contribution shall not be returned to the Company, but losses attributable thereto shall reduce the amount to be returned. In the case of amounts returnable under (b) above, earnings, gains and losses for the period of disqualification shall be reflected in the amounts returned to the Company.

         4.12 Defined Contribution Plan: A Defined Contribution Plan is hereby defined as a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account, and any income expenses, gains and losses, and any forfeitures of accounts of other Participants which the Committee may allocate to such Participant's Account. The Committee shall treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan.

         4.13 Actual Contribution Percentage Test:

              (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Participant contributions and Company matching contributions to a Participant's Account shall satisfy one of the following tests:

                    (1) The actual contribution percentage for the Highly
              Compensated Participants shall not be more than the actual contribution percentage for the Nonhighly Compensated Participants multiplied by 1.25; or

                    (2) The excess of the actual contribution percentage for the
              Highly Compensated Participants over the actual contribution for the Nonhighly Compensated Participants shall not be more than 2 percentage points. Additionally, the actual contribution percentage for the Highly Compensated Participants shall not exceed the actual contribution percentage for the Nonhighly Compensated Participants multiplied by 2.

              (b) Actual Contribution Percentage: For purposes of this Section 4.13, actual contribution percentage means with respect to the Highly Compensated Participants and the Nonhighly Compensated Participants for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Company Contributions and Participant Contributions allocated respectively to each Participant Account for such Plan Year, to such Participant's Compensation for such Plan Year. For purposes of this Section, a Highly Compensated Participant and a Nonhighly Compensated Participant shall include any Employee eligible to participate in the Plan whether or not such Employee actually participates.

              Further, for purposes of determining the actual contribution percentage of Highly Compensated Participants who are five percent (5%) owners or top ten (10) highly compensated Employees, the Participant Contributions, Company Contributions, and Compensation of such Participants shall include the Participant's Contributions, Company

Contributions, and Compensation of all the Participant's family members as defined in section 414(q)(6)(B) of the Code. Family members, with respect to highly compensated Employees who are five percent (5%) owners or top ten (10) highly compensated Employees, shall be treated as separate Employees in determining the actual contribution percentage for such Highly Compensated Participants. For Plan Years beginning on or after July 1, 1997, the family aggregation rules of section 414(q)(6) of the Code do not apply.

              (c) Adjustment to Actual Contribution Percentage: In the event the initial calculations made pursuant to this Section do not satisfy one of the tests set forth in this Section, then the Trustee, shall on or before the fifteenth (15) day of the third (3rd) month following the end of the Plan Year, but in no event, later than the close of the following Plan Year, return to each affected Highly Compensated Participant, his portion of the excess aggregate contributions (and any income allocable thereto) which shall be distributed to him until one of the tests set forth in this Section is satisfied in accordance with section 401 (m)(6)(c) of the Code. For purposes of any refund required pursuant to this Section, Participant contributions and any Company contributions shall be refunded on a pro rata basis.

              Effective July 1, 1997, Participant Contributions and Company Contributions included in the "highly compensated contribution percentage" for a Participant whose contribution percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentage test and the amount of such contribution, to the extent revoked, shall constitute an "excess aggregate contribution" to be distributed to such Participant (with earnings thereon), no later than the last day of the Plan Year following the Plan Year for which such contribution was made. Excess aggregate contributions are allocated to the Highly Compensated Participants with the largest amounts of Participant Contributions and Company Contributions taken into account in calculating the contribution percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Participant with the largest amount of such Participant Contributions and Company Contributions and continuing in descending order until all excess aggregate contributions have been allocated. In the event there is a loss allocable to an excess aggregate contribution, any distribution to a Participant as required by this Section shall be no greater than the lesser of (1) the value of the Participant's Account or (2) the Participant's excess aggregate contribution for the Plan Year.

              (d) Administrative Adjustments to Contribution Levels: If at any time during a Plan Year the Committee in its sole discretion determines that both of the tests set forth in this Section may not be met for such Plan Year, then the Committee shall have the unilateral right during the Plan Year to require prospective reductions for the balance of such Plan Year, or part thereof, of the percentage of contributions of Highly Compensated Participants. Such reductions shall be made to the extent necessary to insure that one of the tests set forth in this section shall be met for the Plan Year and shall be based on estimates made from information made available to the Committee at any time during the Plan Year. Prospective reductions shall be calculated in accordance with such non-discriminatory procedures as the Committee shall select.

         (e) Definitions: For purposes of this Section the following terms shall have the following meanings:

              (1) Highly Compensated Participant: Effective for the Plan Years beginning on or after July 1, 1997, the term Highly Compensated Participant shall mean any Participant who is a Highly Compensated Employee as further defined herein.

              A Highly Compensated Employee means any Employee who:

                    (A) was a 5 percent (5%) owner (as defined in section
              416(i)(1) of the Code) of the Employer at any time during the current or the preceding Plan Year; or

                    (B) for the preceding Plan Year (i) had compensation from
              the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996), and (ii) if the Employer elects the application of this clause for such preceding Plan Year, was in the top-paid group of Employees for such preceding Plan Year.

         For these purposes, an Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such Plan Year. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group will be made in accordance with section 414(q) of the Code and the regulations thereunder.

         For purposes of this Section, the term Compensation means compensation as defined in Section 4.07(c).

         In determining whether an Employee is a Highly Compensated Employee in 1997, this Section 4.13(e)(1) is treated as having been in effect in 1996.

         Effective for Plan Years beginning on or after July 1, 1997, the family aggregation rules required by section 414(q)(6) of the Code have been deleted from the Plan. This section is subject to the plan amendment rules of section 1.401(a)4-5(a) of the Treasury Regulations.

                  (2) Nonhighly Compensated Participant: The term Nonhighly Compensated Participant shall mean any Participant or former Participant who is not a Highly Compensated Participant.

                  (3) Former Participant: The term Former Participant means a person who has been a Participant, but who ceases to be a Participant for any reason. For purposes of this Section, a Former Participant shall be treated as a Highly Compensated Participant if such Former Participant was a Highly Compensated Participant when he separated from service of the Employer or was a Highly Compensated Participant at the time of attaining age 55.

                                   ARTICLE V

                            ALLOCATION AND VALUATION

         5.01 Establishment of Participants' Accounts:

         The Committee shall establish and maintain, on behalf of each Participant and beneficiary, an Account which shall be divided into segregated subaccounts as the Committee shall deem appropriate or helpful. Each Account shall be credited with contributions allocated to such Account and generally shall be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, while contributions may be allocated to a Participant's Account as of a particular date (as specified in the Plan), such contributions shall actually be added to a Participant's Account and shall be credited with investment experience only from the date such contributions are received and credited to the Participant's Account by the Trustee. Each Account of a Participant or beneficiary shall be maintained until the value thereof has been distributed to or on behalf of such Participant or beneficiary.

         5.02 Allocation and Crediting of Participant Contributions:

         As of each Valuation Date coinciding with or immediately following the date on which Participant Contributions are received on behalf of a Participant, such contributions shall be allocated and credited directly to the appropriate Account or subaccount of such Participant.

         For the purposes of this Plan (unless otherwise specifically defined), the term "Valuation Date" shall mean each business day on which the Trustee (or if more than one Trustee, the institutional Trustee) operates and is open for business; provided, the value of an Account or the Trust Fund on a day other than a business day shall be the value determined for the immediately preceding business day.

         5.03 Allocation and Crediting of Company Contributions: The Trustee, as of the last day of each calendar quarter for which the Company shall make a contribution, shall allocate to each Account an amount equal to one hundred fifty percent (150%) of the dollar amount of the

Participant Contributions of each such Participant during each such calendar quarter. Should a Participant withdraw from the Plan within a calendar quarter, then the Company shall not contribute any amount based on the Participant's Contributions within such calendar quarter in which he withdraws and no part of the Company's Contributions for a quarter shall be allocated to any Participant who withdraws in such calendar quarter.

         5.04 Allocation and Crediting of Investment Experience: As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund which shall be the sum of the fair market values of the investment funds established from time to time pursuant to Article VII ("Investment Funds"). The Committee shall determine the amount of the Accounts as follows:

                  (a) Determination of Investment Experience: As of each Valuation Date, the investment earnings (or losses) of each Investment Fund shall be the amount by which the sum determined in (1) exceeds (or is less than) the sum determined in (2), where (1) and (2) are as follows:

                           (1) The sum of (A) the fair market value of such
                  Investment Fund as of such Valuation Date, plus (B) the amount of distributions and withdrawals and any transfers to other Investment Funds made since the immediately preceding Valuation Date from amounts invested in the Investment Fund; and

                           (2) The sum of (A) the fair market value of the
                  Investment Fund as of the immediately preceding Valuation Date, plus (B) contributions deposited in and amounts transferred to such Investment Fund since the immediately preceding Valuation Date.

                  (b) Utilization of Investment Experience: To the extent directed by the Committee, investment earnings initially may be used to replace abandoned Accounts as provided in Section 10.04 or to pay Plan expenses. As of each Valuation Date and prior to the allocations described in Section 5.02 and Section 5.03, each Participant's Account shall be allocated and credited with a portion of such remaining earnings or debited with a portion of such losses of each Investment Fund, as determined in accordance with subsection (a) hereof, in the proportion that (1)(A) the amount credited to such Account that was invested in such Investment Fund as of the immediately preceding Valuation Date, minus (B) any distributions or withdrawals or transfers to other Investment Funds which were made from such Account since such preceding Valuation Date and on or before such current Valuation Date, plus (C) any amounts transferred to such Investment Fund since the immediately preceding Valuation Date bears to (2)(A) the total amount invested in such Investment Fund by all Participants as of the immediately preceding Valuation Date, minus (B) any distributions or withdrawals or transfers to other Investment Funds which were made since such preceding Valuation Date and on or before such current Valuation Date, plus (C) any amounts transferred to such Investment Fund since the immediately preceding Valuation Date.

         5.05 Valuation of the Trust Fund: As of each Valuation Date, the Trustee shall determine the fair market value of each of the Investment Funds. All costs and expenses incurred in connection with Plan investments and all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be allocated between the Investment Funds in the proportion in which the amount invested in each Investment Fund bears to the amount invested in all Investment Funds as of the appropriate Valuation Date; provided, all costs and expenses directly identifiable to one Investment Fund shall be allocated to that Investment Fund.

         5.06 Notice to Participants of Account Balances: At least once for each Plan Year, the Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

         5.07 Good Faith Valuation Binding: In determining the value of the Trust Fund and the Accounts, the Trustee and the Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries.

         5.08 Errors and Omissions in Accounts: If an error or omission is discovered in the Account of a Participant or Beneficiary, the Committee shall cause appropriate, equitable adjustments to be made as of the Valuation Date as soon as practicable following the discovery of such error or omission.

                                   ARTICLE VI

                      VESTING AND DISTRIBUTION OF BENEFITS

         6.01 General Provisions: Except as provided in Article IX hereof, relating to the termination of this Trust, a Participant's Account in the Trust Fund shall be deemed to vest immediately and shall be distributed as provided herein. A Participant shall not forfeit any portion of his Account for any reason or cause except as provided under Section 10.04.

         6.02 Retirement: Any Participant who, while actively employed by the Company, shall attain the age of 65 after the Effective Date of the Plan, shall become eligible to retire on his 65th birthday, hereinafter referred to as "Normal Retirement Age." However, such Participant may postpone his retirement date, provided that any postponement beyond his 70th birthday shall require the consent of the Company. In the event of such postponement, such Participant shall continue to participate in the Plan in accordance with all the terms and conditions specified herein. Upon a Participant's actual retirement date, such Participant's Account shall become distributable, and his participation in the Plan shall cease. The Committee in accordance with the provisions of Section
6.05 hereof shall direct the Trustee to distribute to such Participant the value of his Account as determined under the provisions of Section 6.03 hereof.

         6.03 Valuation of Participant's Account: In the event of retirement, termination of employment, or withdrawal or distribution from the Plan, the value of the Account of a Participant shall be the amount credited to his Account, determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

         6.04 Special Distributions of Participant's Account During Employment:

                  (a) Financial Hardship: A Participant may withdraw all or such portion of the value of his Account as may be required to satisfy immediate and heavy financial needs of the Participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. As used herein, the term "Financial Hardship" shall mean: (1) the inability of the Participant to meet expenses incurred or assumed as the result of an accident or illness to, or the death of a member of, his family; (2) the need for funds for the purchase of a home by a Participant or additions to or major alterations to a home already owned by him; or
         (3) the need by a Participant for funds for college or graduate school tuition fees or expenses for a son or daughter. A distribution as a result of a Financial Hardship shall be made only upon the written request of the Participant, properly documenting the existence of the hardship and the amount required to be distributed to meet the immediate need and not reasonably available from other resources of the Participant. The Committee shall direct the Trustee to make the distribution to the Participant in a lump-sum payment in cash, unless in the written request for the distribution, the Participant requests that it be in a form otherwise described in Section 6.05(c).

                  (b) Disability: If a Participant suffers a Disability, he may upon his written request or that of his legal guardian or representative receive a distribution of all or part of the value of any or all of his Account. A Disability is a medically determinable physical or mental impairment that, as determined by the Committee, is of such permanence and degree that the Participant is, and for the indefinite future will be, unable to perform substantial gainful activity commensurate with his professional or other training, education, and comparable to his then or prior services for the Company. The Committee shall direct the Trustee to make the distribution to the Participant in a lump-sum payment in cash, unless in the written request for the distribution, the Participant, or his legal guardian or representative, requests that it be in a form otherwise described in Section 6.05.

                  (c) Attainment of Age 59 1/2: At any time after a Participant attains the age of 59 1/2, he may upon his written request receive a distribution of all or part of the value of any or all of his Account. The Committee shall direct the Trustee to make the distribution to the Participant in a lump sum in cash, unless in the Participant's written request for the distribution, he requests that it be in a form otherwise described in Section 6.05.

                  (d) Valuation of Account: The Distributions from a Participant's Account shall be valued in accordance with the provisions of Section 6.03.

                  (e) Suspension of Contributions: In the event of a withdrawal under this Section 6.04 which is less than one fourth (1/4) of the value of the Participant's Account, then contributions by and an behalf of a Participant shall be suspended for six (6) months. In the event of a total withdrawal, the Participant shall be suspended from participation in the Plan for twenty-four (24) months.

         6.05 Manner and Media of Payment of Benefits: Upon a Participant's retirement, death or his voluntary termination of employment, a Participant's participation in the Plan shall cease effective as of his payroll termination date. The Participant or Participant's beneficiary may file with the Committee a written notice specifying one of the three (3) following methods of payment to be used in distribution of such Participant's Account. The Committee shall then direct the Trustee to distribute to such Participant or his beneficiary, as may be appropriate, the value of his Account, pursuant to the method of payment specified by the Participant. Provided, however, in the event there are conflicting claims to a Participant's Account or in the event the Committee, for any reason, shall be in doubt as to its right to direct payment for any amount to any Participant, beneficiary, or beneficiaries, the Committee may direct the Trustee to hold the Participant's Account, without liability for interest thereon, other than adjustments to the value of such Account, valued in accordance with the provisions of Section 6.03, until the rights thereto shall have been judicially determined, or the Committee may direct the Trustee to pay such Account value into a court of competent jurisdiction, such Account value to be distributed by such court after a judicial determination of the rights thereto. The three (3) alternative methods which may be used in payment of a Participant's Account are:

                  (a) Lump-sum payment in cash;

                  (b) Payment in monthly installments over any designated period of years, not to exceed ten (10) years, or, if shorter, the life expectancy of the Participant, or the joint life expectancy of the Participant and his designated beneficiary, with any unpaid balance at the date of the Participant's death to be payable to the surviving beneficiary designated by such Participant. The Committee shall direct the Trustee, after conferring with the Participant, to

                           (1) Segregate the aggregate amount of such
                  Participant's Account into a special account, which special account will receive full credit for all income earned by the special account after it is segregated; or

                           (2) At the beginning of each quarter during the
                  installment period, segregate the amount of the Participant's Account needed to make such installment payments during that quarter. The Participant's Account in the Plan shall be reduced by the payments to be made in such quarter. The balance of the Participant's Account shall remain as a part of the Trust Fund until the next quarterly withdrawal is made to meet the subsequent installment payments; or

                  (c) A combination lump-sum payment in cash and securities of the Company. Company securities are defined as and include those securities which qualify as "employer securities" under applicable Internal Revenue Service regulations and rulings. The maximum number of Company securities to be received by the Participant will be determined as follows:

                           (1) Divide the total value of the corpus of the Plan
                  into the total value of each Company security owned by the Plan. The date of valuation, herein, shall be the same date used in determining the value of the Participant's Account under Section 6.03;

                           (2) Each percentage ascertained in paragraph (1)
                  above is multiplied times the total value of the Participant's Account, as ascertained under Section 6.03, resulting in the maximum dollar value for each category of the Company securities to which the Participant would be entitled;

                           (3) The dollar value for each security as ascertained
                  in paragraph (2) above is divided by the price of such Company security as valued under Section 6.03, resulting in the number of each Company security to be received;

                           (4) If the Participant desires a lesser number of
                  securities than provided for above, then a lesser number will be distributed and the balance of the Participant's Account will be paid in cash.

         6.06 Other Termination of Employment: Upon termination of a Participant's employment by the Company for reasons other than those set out in
Section 6.05, a Participant shall have the right to direct the Trustee to distribute to the Participant the value of his Account (as determined in accordance with Section 6.03 hereof) in a lump-sum payment in cash.

         6.07 Distributions Under Domestic Relations Orders: Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order. A qualified domestic relations order means any judgment, decree, or order (including approval of a property settlement agreement) that (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant, (b) is made pursuant to any state's domestic relations law, and (c) creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan. Such an order must clearly specify the name and mailing address of the Participant and alternate payee(s). An alternate payee is defined as a spouse, former spouse, child, or other dependent whom the domestic relations order recognizes as having a right to benefits. The amount or percentage of the Participant's benefits to be paid or the manner by which such amount is to be determined must also be specified. A qualified order may not require the Plan to provide any type or form of benefit or option not otherwise provided under the Plan nor require a payment to an alternate payee which is required to be paid to another alternate payee under another qualified domestic relations order. It also may not require the Plan to provide increased benefits. This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under section 414(p) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the amount to which the alternate payee is entitled under the Plan exceeds $5,000 (effective July 1, 1998), and the order so requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this section
6.07 gives a Participant a right to receive a distribution at a time not otherwise permitted under the Plan.

         The Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Committee shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Committee may treat as qualified any domestic relations order entered prior to January 1, 1985, irrespective of whether it satisfied all the requirements described in section 414(p) of the Code.

         If any portion of a Participant's Account is payable during the period the Committee is making its determination of the qualified status of the domestic relations order, the Committee shall direct the Trustee to segregate the amounts payable in a separate account and to invest the segregated account solely in fixed income investments. If the Committee determines the order is a qualified domestic relations order within eighteen (18) months of receiving the order, the Committee shall direct the Trustee to distribute the segregated account in accordance with the order. If the Committee does not make its determination of the qualified status of the order within eighteen (18) months after receiving the order, the Committee shall direct the Trustee to distribute the segregated account in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Committee later determines the order is a qualified domestic relations order.

         To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

         The Trustee shall make any payments or distributions required under this Section 6.07 by separate benefit checks or other separate distribution to the alternate payee(s).

         6.08 Date of Payment: The payments due to a Participant or beneficiary under Article VI, shall be paid as soon as administratively practicable following the effective date of the written notice, request or payroll termination date, but in no event will be made later than forty-five (45) days following the end of the calendar quarter next succeeding said request or termination. Provided, however, in the event the Committee has received conflicting claims to an Account, or if the Committee, for any reason, shall be in doubt as to its right to direct payment of any amount to any Participant, beneficiary or beneficiaries, the forty-five (45) day time limit for payment of the Account shall not be applicable.

         Notwithstanding the foregoing or any other provision in the Plan to the contrary, if the present value of the Participant's accrued benefit exceeds $5,000 (effective July 1, 1998), no distribution shall be made to the Participant prior to his attaining Normal Retirement Age unless he consents to such distribution. Such consent must be obtained in writing within the ninety
(90) day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid hereunder in any form. The Committee shall notify the Participant of the right to defer any distribution until he attains Normal Retirement Age. Such notification shall, include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date. Notwithstanding the foregoing, the consent of the Participant shall not be required to the extent that a distribution is required to satisfy section 415 of the Code. In addition, upon termination of this Plan if the Plan does not then offer an annuity option, the Participant's Account may, without the consent of the Participant, be distributed to the Participant or transferred to another defined contribution plan within the same controlled group, as defined in section 414(b) or (c) of the Code.

         Furthermore, if a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (a) the Committee clearly informs the Participant that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(b) the Participant, after receiving the notice, affirmatively elects a distribution.

         6.09 Commencement of Distributions: Unless otherwise elected in writing by the Participant, payment of benefits other than death benefits hereunder must commence not later than sixty (60) days after the end of the Plan Year coinciding with or immediately following the later of the following events:

                  (a) The Participant's attainment of age 65;

                  (b) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                  (c) The date the Participant terminates service with the Employer.

         Notwithstanding the foregoing, effective July 1, 1997, payment of benefits must commence no later than the Participant's "required beginning date," which is the first day of April of the calendar year following the later of (1) the calendar year in which a Participant attains age 70 1/2 or (2) the calendar year in which the Participant retires. The required beginning date for a five percent (5%) owner (as described in section 416(i) of the Code) is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

         Notwithstanding any provision herein to the contrary, any Participant who attains age 70 1/2 in a calendar year after 1995 and prior to 1999, may irrevocably elect, in the manner established by the Committee, by the first day of April of the calendar year following the year in which the Participant attains age 70 1/2 (or by December 31, 1997 in the case of a Participant who attains age 70 1/2 in 1996) to defer distributions until the first day of April of the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the first day of April of the calendar year following the year in which the Participant attains age 70 1/2 (or by December 31, 1997 in the case of a Participant who attains age 70 1/2 in 1996). Furthermore, any Participant who attains age 70 1/2 in a calendar year prior to 1996, may irrevocably elect, in the manner established by the Committee, to stop distributions and recommence distributions as of the first day of April of the calendar year following the calendar year in which such Participant retires. In such event, there shall be no new annuity starting date upon such recommencement. Finally, any Participant who attains age 70 1/2 in a calendar year after 1998 shall have an affirmative election to irrevocably commence distributions hereunder at any time thereafter, in the manner established by the Committee, and in a method of payment set forth in Section 6.05.

         If a Participant's interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint life expectancy of the Participant and his designated beneficiary. The minimum distribution shall be computed by reference to the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury Regulations. For purposes of this computation, a Participant's life expectancy, and that of his spouse, may not be recalculated. Life expectancy or, if applicable, joint and last survivor expectancy, shall be calculated using the attained age of the Participant and, if applicable, that of his designated beneficiary as of the Participant's and, if applicable, the designated beneficiary's birthday in the first calendar year for which a distribution is required, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.

         For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least fifty percent

(50%) of the present value of the total amount available for distribution is paid within the life expectancy of the Participant. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first calendar year for which a minimum distribution is required, shall not be less than the quotient obtained by dividing the Participant's benefit by the applicable life expectancy or, if the Participant's spouse is not the designated beneficiary, by the lesser of the applicable life expectancy or the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Treasury Regulations; provided that distributions after the death of the Participant shall be distributed using the applicable life expectancy as the relevant divisor.

         6.10 Required Distributions: If the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his death benefit shall be distributed to his beneficiary no later than December 31 of the calendar year containing the fifth anniversary of his death. The 5-year distribution requirement shall not apply, however, to any portion of the deceased Participant's interest that is payable to or for the benefit of a designated beneficiary. In such event, such portion may be distributed over a period not extending beyond the life expectancy of such designated beneficiary provided such distribution begins not later than December 31 of the calendar year immediately following the calendar year of the Participant's death. In the event the Participant's surviving spouse is his designated beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. Rather, such distribution will not be required to begin earlier than the later of: (a) December 31 of the calendar year immediately following the calendar year of the Participant's death and (b) December 31 of the calendar year in which the deceased Participant would have attained age 70 1/2. If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement shall apply as if the spouse were the Participant. If the Participant has not elected a method of distribution prior to his death, then the designated beneficiary must elect the method of distribution no later than the earlier of (a) December 31 of the calendar year in which distributions would be required to begin under the preceding provisions of this paragraph, or (b) December 31 of the calendar year which contains the fifth anniversary of the Participant's date of death. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. Distribution of a Participant's benefits is considered to have begun, for purposes of this paragraph, on the Participant's "required beginning date"; provided that if the Participant's designated beneficiary is his surviving spouse, and such surviving spouse dies after the Participant but before payments to such surviving spouse have begun, then distribution of benefits is considered to have begun on the date distribution to the surviving spouse is required to begin pursuant to the provisions of this paragraph. For purposes of applying these rules in the event of the Participant's death, the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury Regulations shall be utilized. The life expectancy of a surviving spouse may not be recalculated. Any amount paid to the child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable when the child reaches the age of majority.

         6.11 Beneficiary Designation: Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee shall pay his Account value in the event of his death. A Participant's beneficiary designation shall not be valid after December 31, 1984, unless the Participant's spouse consents to the beneficiary designation. A Participant's beneficiary designation does not require spousal consent if the Participant's spouse is the Participant's sole designated beneficiary. The Committee shall prescribe the form for the written designation of beneficiary and, upon the Participant's filing the form with the Committee, it effectively shall revoke all designations filed prior to that date by the same Participant.

         6.12 No Beneficiary Designation: If a Participant fails to name a beneficiary in accordance with Section 6.11, or if the beneficiary named by a Participant predeceases him or dies before complete distribution of the Participant's Account value, then the Trustee shall pay the Participant's Account value in one, or any combination, of the methods specified under Section
6.05 in the following order of priority to:

                  (a) The Participant's surviving spouse;

                  (b) The Participant's surviving children, including adopted children, and surviving children of deceased children, per stirpes (by right of representation);

                  (c) The Participant's surviving parents, in equal shares; or

                  (d) The legal representative of the estate of the last to die of the Participant and his beneficiary.

         6.13 Exercise of Voting Rights and Tender Rights: Notwithstanding anything to the contrary in the Plan, the following provisions shall govern the exercise of Voting Rights and Tender Rights with respect to shares of common stock of the Company held in the Trust Fund:

                  (a) For purposes of this Section 6.13, the terms set forth below shall have the following meanings:

                           "Allocable Shares" shall mean, with respect to a
                  Participant, the Participant's proportionate share of all Company common stock held in the Trust Fund as of the applicable Valuation Date.

                           "Tender Offer" shall mean any tender offer for, or
                  request or invitation for tenders of, shares of common stock of the Company, whether the consideration proposed to be exchanged for such shares is cash, the securities of any person or any other form of property.

                           "Tender Rights" shall mean any and all rights to
                  tender or exchange shares of common stock of the Company pursuant to a Tender Offer.

                           "Voting Rights" shall mean any and all rights to vote
                  or consent with respect to shares of common stock of the Company.

                  (b) The Trustee shall exercise Tender Rights with respect to a Participant's Allocable Shares in accordance with timely written instructions delivered by such Participant to the Trustee. Tender Rights with respect to fractional Allocable Shares shall be exercised on a combined basis in order to comply, to the extent possible, with all timely written instructions received from Participants. If timely written instructions are not received from a Participant, the Trustee shall not exercise Tender Rights with respect to such Participant's Allocable Shares.

                  (c) The Trustee shall exercise Voting Rights with respect to a Participant's Allocable Shares in accordance with timely written instructions delivered by such Participant to the Trustee. Voting Rights with respect to fractional Allocable Shares shall be exercised on a combined basis in order to comply, to the extent possible, with all timely written instructions received from Participants. If timely written instructions are not received from a Participant, the Trustee shall exercise Voting Rights with respect to such Participant's Allocable Shares in the same proportion as those shares of common stock of the Company with respect to which timely written instructions were received.

                  (d) The Trustee shall use its best efforts to ensure that Participants are able to direct the exercise of Voting Rights and Tender Rights on the basis of the same information, and in accordance with substantially the same procedures, as are available to the holders of shares of common stock of the Company. Without limiting the generality of the foregoing, the Trustee shall take the following actions:

                           (1) Give prior written notice to Participants of any
                  occasion upon which Voting Rights or Tender Rights may be exercised;

                           (2) Transmit to Participants any written information
                  relating to the exercise of Voting Rights or Tender Rights that is distributed by the management of the Company or any other person;

                           (3) Request written instructions from Participants as
                  to the manner in which Voting Rights or Tender Rights should be exercised; and

                           (4) Exercise Voting Rights or Tender Rights in
                  accordance with the written instructions delivered by Participants to the Trustee.

                  (e) The Trustee shall not disclose to the Company, and shall maintain strict confidentiality with respect to, any information regarding the exercise of Voting Rights or Tender Rights, including without limitation information regarding the identity of any Participant who exercises or fails to exercise such rights.

                  (f) Any cash proceeds received upon the consummation of a Tender Offer shall be invested in such assets, other than common stock of the Company, as the Committee shall, by written instructions to the Trustee, select. Any other property received upon the consummation of a Tender Offer shall be promptly liquidated by the Trustee and shall be invested in such assets, other than common stock of the Company, as the Committee shall, by written instructions to the Trustee, select.

         6.14 Direct Rollover of Eligible Rollover Distributions: An individual who is entitled to a benefit hereunder, the distribution of which would qualify as an eligible rollover distribution (as defined in section 401(a)(31)(C) of the Code) may, in lieu of receiving any payment or payments from the Plan, direct the Trustee to transfer all or any portion of such payment or payments directly to the trustee of one or more eligible retirement plans (as defined in section 401(a)(31)(D) of the Code). Such election must be made on a form provided by the Committee for that purpose and received by the Committee no later than the date established by the Committee preceding the date on which the distribution is to occur. Any election made pursuant to this Section 6.14 may be revoked at any time prior to the date established by the Committee preceding the date on which the distribution is to occur. If an individual who is so entitled has not elected a direct rollover within the time and in the manner set forth above, such distributee shall be deemed to have affirmatively waived a direct rollover. A distributee who wishes to elect a direct rollover shall provide to the Committee, within the time and in the manner prescribed by the Committee, such information as the Committee shall reasonably request regarding the eligible retirement plan or plans to which the payment or payments are to be transferred. The Committee shall be entitled to rely on the information so provided, and shall not be required to independently verify such information. The Committee shall be entitled to delay the transfer of any payment or payments pursuant to this Section 6.14 until it has received all of the information which it has requested in accordance with this Section 6.14.

                                  ARTICLE VII

                               TRUST AND TRUSTEE

         7.01 Establishment and Acceptance of Trust: The Trustee shall receive any contributions paid to it in cash, securities and such other property as shall be acceptable to the said Trustee. The Trust Fund shall be held, managed and administered in trust pursuant to the terms of this Plan and the terms of the agreement with the Trustee establishing the Trust (the "Trust Agreement"). The terms of the Trust Agreement are hereby incorporated by reference and made a part of this Plan.

         7.02 Investment of the Trust Fund: The Trustee shall invest all or substantially all of the assets of the Trust Fund in common stock or other securities of the Company, provided, however, that the Committee may, by written instructions to the Trustee, direct it to purchase any other securities, which the Committee, in its discretion may select. The Trustee may also invest and reinvest all or any part of the assets of the Trust in any common, collective, or commingled trust fund that is maintained by the Trustee or by any other bank or other institution and that is available to employee plans qualified under section 401(a) of the Code or to individual retirement accounts that are exempt from tax under section 408(e) of the Code, or any successor provisions to sections 401, 408, or 584, and during the period of time that an investment through any such medium shall exist, to the extent of participation of the Plan, the declaration of trust of such common, collective or commingled trust fund shall constitute a part of this Plan. When so authorized by the Committee, the Trustee may make purchases from, or sales to, other trusts of which the Trustee also serves as trustee notwithstanding the provisions of
Article 7425B-13 of the Civil Statutes of the State of Texas. No transaction shall be permitted under this Section 7.02 that would constitute a prohibited transaction under section 4975(c) of the Code or section 406 of ERISA or that would cause the Plan not to be qualified under section 401(a) of the Code.

                                  ARTICLE VIII

                                TOP HEAVY RULES

         8.01 Minimum Employer Contribution: If this Plan is top heavy in any Plan Year beginning after December 31, 1983, the Plan guarantees a minimum contribution (subject to the provisions of this Article VIII) of three percent (3%) of Compensation for each Non-Key Employee who is a Participant employed by the Company on the Valuation Date (June 30) of the Plan Year without regard to Hours of Service completed during the Plan Year. However, if the contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%) of his Compensation, the minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee.

         The contribution rate is the sum of Company contributions (not including Company contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the Plan Year. For purposes of determining the minimum contribution, for Plan Years beginning after December 31, 1984, the Committee shall consider contributions made pursuant to a salary reduction agreement or similar arrangement as Company contributions. To determine the contribution rate, the Committee shall consider all qualified top heavy defined contribution plans maintained by the Company as a single plan.

         8.02 Additional Contribution: If the contribution rate for the Plan Year with respect to a Non-Key Employee described in Section 8.01 is less than the minimum contribution, the Company will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution.

         8.03 Determination of Top Heavy Status: The Plan is top heavy for a Plan Year if the top heavy ratio as of the Valuation Date exceeds sixty percent (60%). The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Account values (also known as accrued benefit for purposes of section 416 of the Code) for all Key Employees as of the Valuation Date, the contributions due as of the Valuation Date, and distributions made within the five (5) Plan Year period ending on the Valuation Date, and the denominator of which is a similar sum determined for all Employees. The Committee shall calculate the top heavy ratio by disregarding the Account value of any Non-Key Employee who was formerly a Key Employee. For Plan Years beginning after December 31, 1984, the Committee shall calculate the top heavy ratio by disregarding the Account values (including distributions, if any, of the Account) of an individual who has not performed services for the Company during the five (5) Plan Year period ending on the Valuation Date. The Committee shall calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with section 416 of the Code and the regulations thereunder. This Plan, if it is part of a Required Aggregation Group, is top heavy only if the top heavy ratio for the Required Aggregation Group exceeds sixty percent (60%), making it a top heavy group.

         8.04 Definitions: For the purposes of this Article VIII:

                  (a) "Key Employee" shall mean, as of any Valuation Date, any Employee or former Employee (or beneficiary of such Employee) who, at any time during the Plan Year (which includes the Valuation Date) or during the preceding four Plan Years, is an officer (having annual Compensation in excess of fifty percent (50%) of the limitation under section 415(b)(1)(A) of the Code in effect for any such Plan Years) of the Company, one of the Employees having annual Compensation in excess of the limitation under section 415(c)(1)(A) of the Code in effect for any such Plan Years and owning one of the ten largest interests in the Company, a more than five percent (5%) owner of the Company, or a more than one percent (1%) owner of the Company who has annual Compensation of more than $150,000.00.

                  (b) "Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

                  (c) "Compensation" for the purposes of this Article VIII shall mean the first $200,000.00 (or, beginning January 1, 1988, such larger amount as the Commissioner of Internal Revenue may prescribe) of Compensation, as defined in Section 4.07(c) hereof.

                  (d) "Valuation Date" for the purposes of this Article VIII for any Plan Year is June 30 of each Plan Year.

                  (e) "Required Aggregation Group" means (1) each qualified plan of the Company in which at least one Key Employee participates; and (2) any other qualified plan of the

         Company which enables a plan described in (1) to meet the requirements of section 401(a)(4) or 410 of the Code.

                                   ARTICLE IX

                           AMENDMENT AND TERMINATION

         9.01 Amendment: The Company shall have the right at any time, and from time to time: (a) to amend this Plan in such manner as it may deem necessary or advisable in order to qualify this Plan and the Trust created hereby under the applicable provisions of the Code, and any such amendment by its terms may be retroactive; and (b) to amend this Plan in any other manner. However, except as otherwise provided in Section 4.11, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates, or shall cause or permit any portion of the Trust Fund to revert to or become the property of the Company, and no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's written consent. Furthermore, no amendment shall decrease a Participant's Account value or eliminate an optional form of distribution with respect to a Participant with an Account value at the date of the amendment, except to the extent permitted under section 412(c)(8) of the Code. Any such amendment shall become effective upon delivery of a written instrument, executed by order of the Company's Board of Directors, to the Trustee and the endorsement of the Trustee of its written consent thereto.

         9.02 Termination: The Company has established the Plan in the expectation and with the confidence that it will continue in effect indefinitely. However, due to the vicissitudes of general economic and business conditions which may affect the Company's ability to so continue the Plan, it must, and does hereby, reserve the right to terminate the Plan in whole or in part at any time. Such termination shall be effected by delivery to the Trustee and the Committee of written notice of such action by the Company.

         Upon termination or partial termination of the Plan, or upon complete discontinuance of Company contributions, the Accounts of the Participants shall be non-forfeitable. In the event of the termination within the meaning of such term as used in Title IV of ERISA of the Plan, the assets of the Plan shall be allocated to Participants or Beneficiaries and distributed in accordance with the provisions of section 403(d)(1) of ERISA and any regulations promulgated thereunder.

         Upon the happening of any event, the enactment of any law, and issuance of any rule, regulation, direction, command, demand, or order of any court, administrative, regulative or other agency, or of any group, or organization, or any individual on behalf of same, which in any way or manner, or to any extent whatsoever, impairs or prevents the free exercise of the uncontrolled discretion of the Board of Directors of the Company in connection with terminating this Plan and

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


the Trust hereby created, then and in any such event, such Plan and Trust shall thereupon, ipso facto, be terminated.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.01 Notices and Forms: All notices, applications, designations, forms and other communications required or provided for hereunder shall be in writing and shall be executed at the time, and in the manner and form prescribed by the Committee or by the Trustee, as the case may be, and if directed to the Company or to the Committee shall be mailed by first class mail to the payroll office of the Company and shall be deemed given when received, and if directed to the Trustee, shall be mailed by first class mail to the payroll office of the Company and delivered by the Company to the Trustee and shall be deemed to have been given when received by the Trustee.

         10.02 Plan Not an Employment Contract: The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Company and any Employee or Participant or to be a consideration for or an inducement to or condition of employment of any person. Nothing herein contained shall be construed to give any Employee or Participant the right to be retained in the employment of the Company or to interfere with the right of the Company to terminate the employment of an Employee or Participant at any time.

         10.03 Prohibition Against Alienation: Except as otherwise provided in this Plan and subject to section 414(p) of the Code relating to qualified domestic relations orders, no Participant or beneficiary shall have any right to withdraw, assign (either at law or in equity), pledge, transfer, appropriate, encumber, commute, alienate, or anticipate his interest in the Trust, or any payments to be made hereunder, and no benefits, payments, rights, or interest of such a person under the Plan shall be in any way subject to any legal or equitable process to levy or execute upon, charge, garnish or attach the same for payment of any claim against such person, nor shall any such person have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or rights, other than the right to receive such distributions as are made out of the Trust, as and when the same are or shall become due and payable under the terms of this Plan. Any attempt to transfer, pledge or levy upon or otherwise alienate an interest of a Participant or beneficiary shall be invalid.

         10.04 Unclaimed Account Procedure: The Plan does not require either the Trustee or the Committee to search for, or ascertain the whereabouts of any Participant or beneficiary. The Committee, by certified or registered mail addressed to his last known address of record with the Committee or the Company, shall notify any Participant, or beneficiary, that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this section. If the Participant, or beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Committee within six (6) months from the date of mailing of the notice, or before the termination or discontinuance of this Plan, whichever should first occur, the Committee shall treat the Participant's or beneficiary's unclaimed payable benefits as forfeited and shall reallocate the unclaimed payable benefits in the same manner as the Company contribution for the Plan Year in which the forfeiture occurs.

         If a Participant or beneficiary who has incurred a forfeiture of his Account value under the provisions of the first paragraph of this Section 10.04 makes a claim, at any time, for his forfeited benefits, the Committee shall restore the Participant's or beneficiary's forfeited benefits to the same dollar amount as the dollar amount of the benefits forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Committee shall make the restoration during the Plan Year in which the Participant or beneficiary makes the claim first from the amount, if any, of Participant forfeitures the Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund's net income or gain for the Plan Year and then from the amount, or additional amount, the Company shall contribute to enable the Committee to make the required restoration. The Committee shall direct the Trustee to distribute the Participant's or beneficiary's restored benefit to him not later than sixty (60) days after the close of the calendar quarter in which the Committee restores the forfeited benefit. The forfeiture provisions of this Section 10.04 shall apply solely to the Participant's or to the beneficiary's benefit derived from Company contributions.

         10.05 Conflicting Claims: In the event that there are conflicting claims to a Participant's Account or that the Committee shall, for any reason, be in doubt as to its right to direct payment of any amount to any Participant, beneficiary or beneficiaries, then the Committee may direct the Trustee to retain such Account or amount without liability for any interest thereon, other than adjustments to the value of such Account, valued in accordance with the provisions of Section 6.03, until the rights thereto shall have been judicially determined, or may direct the Trustee to pay such Account or amount into a court of competent jurisdiction, to be distributed by such court after determining the rights thereto. If either such action is taken, neither the Committee, the Trustee nor the Company shall be under any further liability with respect to such Account or amount to anyone whatsoever. Also, if the Trustee shall be in doubt as to its right to pay any amount to any Participant, beneficiary or beneficiaries, then the Trustee may retain such amount, without liability for any interest thereto, other than adjustments to the value of such Account, valued in accordance with the provisions of Section 6.03, until the rights thereto have been judicially determined, or the Trustee may pay such amount into a court of competent jurisdiction, in either of which events neither the Trustee, the Committee, nor the Company shall be under any further liability with respect to such amount to anyone whatsoever.

         10.06 Multiple Copies: This Plan may be executed in any number of counterparts, each of which shall be deemed an original.

         10.07 Gender and Number: Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender, in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also in the plural form, in all cases where they would so apply.

         10.08 Construction of Plan: This Plan shall be construed according to the laws of the State of Texas, except as superseded by federal law, and in accordance with ERISA and the Code, as amended from time to time.

         10.09 Special Rules Relating to Veterans Re-Employment Rights under
USERRA: Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                   ARTICLE XI

                ADOPTION OF THE PLAN BY AFFILIATED AND ASSOCIATED
                      COMPANIES AND RELATION TO OTHER PLANS

         11.01 Method of Adoption: Any affiliated or associated entity of the Company by resolution of its board of directors, may adopt the Plan hereby created, provided that in so doing it adopts and accepts all of the provisions of this Plan as it exists at the time of such adoption. Both the written consent of the Company and a resolution of the affiliated or associated entity adopting the Plan shall be delivered to the Trustee and the effective date of adoption shall be upon delivery of said instruments to the Trustee. From and after the effective date when such affiliated or associated entity shall have become a party to this Plan, it shall be known as a "Participating Company" and it shall, for the purposes of this Plan, be included within the meaning of the word "Company," subject, however, to the following provisions:

                  (a) The right and authority to select the Trustee and successor trustee and to appoint the Committee shall be vested in and exercisable solely by the Company.

                  (b) Separate accounts shall be maintained by the Trustee for Participants from a Participating Company and such accounts shall receive and be funded from contributions of those Participants and from contributions from the particular Participating Company employing such Participants.

                  (c) Separate records shall be maintained for the Accounts of Participants of a Participating Company, but such Accounts shall be administered by the Trustee and the Committee on the same basis as those of the Participants of the Company.

                  (d) A Participating Company shall have the right at any time to discontinue its participation hereunder and to terminate, as to itself, this Plan and the Trust created hereunder, by delivering to the Trustee written notice of such termination, accompanied by a certified resolution of the board of directors of such Participating Company authorizing termination, and such termination shall become effective when notice is received by the Trustee. Upon discontinuance of contributions or termination of the Trust, as to itself, by a Participating Company, the Company may, in its sole and absolute discretion, direct the

         Trustee to segregate the interests of such Participating Company, represented by the amounts credited to the Accounts of Participants who are employees of such Participating Company, as such Accounts are constituted at the time of termination by such Participating Company, as determined and directed by the Committee. The Accounts of such Participants shall become wholly non-forfeitable as of the date of such segregation by the Trustee. The Committee shall direct the Trustee to distribute to such Participants the total value of their respective Accounts in cash or in kind, provided that in the event the Trustee is directed to make a distribution in kind, the assets so distributed shall be valued at the time of such distribution. The Committee's determination of fair market value shall be conclusive on all persons.

                  (e) Whenever an employee transfers from one Participating Company to another, he shall be permitted to continue in this Plan. Upon transfer, his Account shall be considered an Account of the latter Participating Company and all subsequent Employee and Company contributions paid in through the new employer.

         11.02 Receipt of Participants' Accounts from Other Plans: The Company may, in its sole and absolute discretion, permit the Trustee of this Plan to accept transfer of Participant's accounts from the Trustees of other similarly qualified employee savings or investment plans. Such transfers will be received in the form of cash or other assets representing the value of the Participants' Accounts as valued by the predecessor plan on the transfer date of the assets. The cash or other assets received will be added to the Trust Fund of the Plan, and accounted for appropriately.

         11.03 Receipt of Funds from Acquired Company's Plans: The Company may, in its sole and absolute discretion, permit the Trustee of this Plan to accept transfers of Participants' accounts from plans of companies heretofore or hereafter acquired by the Company, or any of its subsidiaries, provided that the plan from which the transfer is made is qualified under the applicable provisions of the Code.

         11.04 Merger or Consolidation: In the case of any merger or consolidation with or transfer of assets or liabilities to any other plans, each Participant and beneficiary in the Plan must be entitled to receive a benefit immediately after the merger, consolidation or transfer if such plan were then terminated, which benefit it is equal to or greater than the benefit it he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had been terminated.

                                  ARTICLE XII

                                CLAIMS PROCEDURE

         12.01 Claims Procedure:

                  (a) It shall not be necessary for any person to file a claim to receive a benefit to which he is entitled hereunder. However, any person who believes that he is entitled to a benefit under the Plan shall have the right to file with the Committee a written notice of claim for such benefit. The Committee shall either grant or deny such claim within ninety (90) days after its receipt of such written notice of claim (or within such other period as may be mutually agreed to by the parties), unless special circumstances require an extension of time of up to an additional ninety (90) days for processing the claim and appropriate notice of such extension is given; provided, however, that any delay on the part of the Committee in arriving at a decision shall not adversely affect benefits payable under a granted claim. A decrease in the value of a Participant's Account, due to fair market value depreciation during the processing of a claim shall not be deemed to be an adverse effect attributable to Committee delay.

                  (b) In the case of a denied claim, the Committee shall provide written notice claimant setting forth:

                           (1) The specific reason for such denial;

                           (2) Specific reference to the pertinent Plan
                  provisions on which the denial is based;

                           (3) A description of any additional material or
                  information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                           (4) An explanation of the Plan's claim review
                  procedure set forth in this Section 12.01.

                                    (A) Any person who makes a claim that is
                           denied under Section 12.01 shall have the right, at any time within sixty (60) days after the claimant receives written notice of such denial, to appeal the denial of his claim to the Committee for a full and fair review. In the event of such appeal, the Committee shall afford the claimant or his duly authorized representative the opportunity:

                                             (i) to review documents pertinent
                                    to the claim;

                                             (ii) to submit issues and comments
                                    in writing; and

                                             (iii) to discuss such documents and
                                    issues with the Committee.

                                    (B) The final decision of the Committee
                           shall be made not later than sixty (60) days after its receipt from the claimant of a request for review, unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case a decision shall be made as soon as possible but not later than one hundred twenty (120) days after receipt of a request for review. Such decision shall be made in writing, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, shall include specific references to pertinent Plan provisions on which the decision is based, and to the extent permitted by law shall be final and binding on the claimant.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly appointed officer and its corporate seal to be hereunto affixed as of the date first above written.

ATTEST:                                TANDY BRANDS ACCESSORIES, INC.



/s/ DARREL A. RICE                     By: /s/ J.S.B. JENKINS
-----------------------------------        --------------------------------
Secretary                                  Name: J.S.B. Jenkins
                                                 --------------------------
                                           Title: President and CEO
                                                  -------------------------